UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The MetLife, Inc. (the “Company”) annual meeting of stockholders was held on April 24, 2012. At the meeting, the stockholders elected four Class I Directors each for a term expiring at the Company’s 2013 annual meeting of stockholders. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2012. The stockholders also approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2012 Proxy Statement. The detailed results of the vote on each matter are shown below.

Election of Directors:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Gen. John M. Keane (Ret.)	874,790,378	6,221,796	42,027,378
Catherine R. Kinney	874,776,397	6,235,777	42,027,378
Hugh B. Price	869,509,290	11,502,884	42,027,378
Kenton J. Sicchitano	872,976,667	8,035,507	42,027,378

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2012	911,161,324	11,458,736	419,492	—
Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	856,227,904	22,866,407	1,916,713	42,028,528

Item 7.01 Regulation FD Disclosure.

On April 26, 2012, MetLife, Inc. issued a press release regarding its exit from the reverse mortgage business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1	Press release of MetLife, Inc. dated April 26, 2012 regarding its exit from the reverse mortgage business. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: April 27, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of MetLife, Inc. dated April 26, 2012 regarding its exit from the reverse mortgage business. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.